                        NOTICE OF GUARANTEED DELIVERY
                                     FOR
                             TENDER OF SHARES OF
                                 COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                      OF
                    AMERICAN BANKERS INSURANCE GROUP, INC.
                                      TO
                           SEASON ACQUISITION CORP.
                         A WHOLLY OWNED SUBSIDIARY OF
                             CENDANT CORPORATION
                  (NOT TO BE USED FOR SIGNATURE GUARANTEES)

   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") evidencing shares of common stock, par value $1.00 per share (the "Common Shares"), of American Bankers Insurance Group, Inc., a Florida corporation (the "Company"), including the associated Series A Preferred Stock Purchase Rights (including any successors thereto, the "Rights") issued pursuant to the Rights Agreement, dated as of February 24, 1988, as amended and restated as of November 14, 1990, between the Company and ChaseMellon Shareholder Services, L.L.C., as successor Rights Agent (as such agreement may be further amended and including any successor agreement, the "Rights Agreement"), are not immediately available, (ii) time will not permit all required documents to reach Continental Stock Transfer & Trust Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. All references herein to the Common Shares shall include the associated Rights. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See "Procedures for Tendering Common Shares" of the Offer to Purchase.

                       The Depositary for the Offer is:
                  Continental Stock Transfer & Trust Company
                                  2 Broadway
                           New York, New York 10004

                           By Facsimile Transmission:
                        (for Eligible Institutions Only)
                                 (212) 509-5150

              By Information Telephone: (212) 509-4000 (ext. 226)
                                 (800) 509-5586

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

   The undersigned hereby tenders to Season Acquisition Corp., a New Jersey corporation and a wholly owned subsidiary of Cendant Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 27, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Common Shares specified below pursuant to the guaranteed delivery procedures described in "Procedures for Tendering Common Shares" of the Offer to Purchase.

Number of Common Shares (including the associated Rights):
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Name(s) of Record Holder(s):
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                            (Please Type or Print)

Address(es):
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                              (Include Zip Code)

Area Code and Telephone Number:
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Certificate Number(s) (if available):
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Check ONE box if Common Shares or Rights will be tendered by book-entry transfer:
 [ ] The Depository Trust Company
 [ ] Philadelphia Depository Trust Company

Signature(s):
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Account Number:
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Dated:     , 1998

                                  GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby (a) represents that the tender of Common Shares effected hereby complies with Rule 14e-4 of the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates evidencing the Common Shares and Rights tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Common Shares and Rights into the Depositary's accounts at The Depository Trust Company or Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in "Acceptance for Payment and Payment for Shares; Proration" of the Offer to Purchase), and any other documents required by the Letter of Transmittal, (x) in the case of Common Shares, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery, or (y) in the case of Rights, within a period ending the later of (i) three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery or (ii) three business days after the date Rights Certificates are distributed to shareholders.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Common Shares and Rights to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:
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                            (AUTHORIZED SIGNATURE)
Address:
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                              (INCLUDE ZIP CODE)
Area Code and
Telephone Number:
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Name:
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                            (PLEASE TYPE OR PRINT)
Title:
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Dated:      , 1998

NOTE: DO NOT SEND CERTIFICATES FOR COMMON SHARES OR RIGHTS WITH THIS NOTICE.
      SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.



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